EXHIBIT 21

                             SOVEREIGN BANCORP, INC.

Direct and Indirect Subsidiaries of Sovereign Bancorp, Inc.


Subsidiary                                           State or other jurisdiction of Incorporation
----------                                           --------------------------------------------

Sovereign Bank.......................................United States of America

Sovereign Capital Trust I............................Delaware

Sovereign Capital Trust II...........................Delaware

Sovereign Capital Trust III..........................Delaware

ML Capital Trust I...................................Delaware

First Lancaster Financial Corp. .....................Pennsylvania

201 Associates, Inc. ................................Delaware

Sovereign REIT Holdings, Inc. .......................Delaware

Sovereign Real Estate Investment Trust...............Delaware

1130 Abstract, Inc. .................................Pennsylvania

Sovereign Trust Company..............................New Jersey

Sovereign Delaware Investment Corporation............Delaware

Sovereign SFG, Inc. .................................Delaware

STA, Inc. ...........................................Delaware

Sovereign Agency Massachusetts, LLC .................Massachusetts

Sovereign Agency, LLC................................New Jersey

RV Marine Funding Corporation........................Delaware

Sovereign Precious Metals, LLC.......................Pennsylvania

Sovereign LMI, Inc. .................................Rhode Island

Sovereign Dealer Floor Plan Master LLC...............Delaware

Sovereign Dealer Finance, Inc. ......................Delaware

Sovereign Capital Auto Loans LLC.....................Delaware

Sovereign Securities Corporation, LLC................Pennsylvania